Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated financial information and accompanying notes showing the impact on the historical financial conditions and results of operations of CapStar and Athens have been prepared to illustrate the effects of the merger under the acquisition method of accounting.

The unaudited pro forma combined consolidated balance sheet as of June 30, 2018 is presented as if the Athens merger had occurred on June 30, 2018. The unaudited pro forma combined consolidated income statements for the year ended December 31, 2017 and the six months ended June 30, 2018 are presented as if the merger had occurred on January 1, 2017. The actual completion date of the merger was October 1, 2018.

The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations, as such, one-time merger costs are not included.

The unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined consolidated financial statements;

•

CapStar’s audited consolidated financial statements and accompanying notes as of and for the twelve months ended December 31, 2017, included in CapStar’s Annual Report on Form 10-K for the year ended December 31, 2017;

•	CapStar’s Quarterly Report on Form 10-Q for the three months ended June 30, 2018;

•	Athens’ audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, included as Exhibit 99.1 to this Form 8-K/A;

•	Athens’ unaudited consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2018, included as Exhibit 99.2 to this Form 8-K/A.

Unaudited Pro Forma Combined Consolidated Balance Sheet

At June 30, 2018

(in thousands, except per share data)

	CapStar as reported	Athens as reported	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and due from banks	$14,185	$21,700	$(19,663)	a,n,p	$16,222
Interest-bearing deposits in financial institutions	32,965	17			32,982
Federal funds sold	11,072	11,283	(11,283)	a	11,072

Total cash and cash equivalents	58,222	33,000	(30,946)		60,276

Securities available-for-sale, at fair value	183,364	69,483	(172)	e	252,675
Securities held-to-maturity	3,746	—			3,746
Loans held for sale	65,320	—			65,320
Loans	1,046,525	342,187	(4,019)	f	1,384,693
Less allowance for loan losses	(14,705)	(4,019)	4,019	b	(14,705)

Loans, net	1,031,820	338,168	—		1,369,988

Premises and equipment, net	5,831	7,823	4,500	g	18,154
Restricted equity securities	8,809	3,220			12,029
Accrued interest receivable	4,347	1,380			5,727
Goodwill	6,219	—	44,589	o	50,808
Core deposit intangible	3	2,849	3,151	c,d	6,003
Other assets	33,500	18,137	(824)	h,i	50,813

Total assets	$1,401,181	$474,060	$20,297		$1,895,538

Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$223,579	$60,377	$(10,232)	a	$273,724
Interest-bearing	921,434	351,892	(11,283)	a	1,262,043

Total deposits	1,145,013	412,269	(21,515)		1,535,767
Federal Home Loan Bank advances	95,000	—			95,000
Other liabilities	8,022	7,110	1,500	j	16,632

Total liabilities	1,248,035	419,379	(20,015)		1,647,399

Shareholders’ equity:
Preferred stock	878	—			878
Common stock	11,932	18	5,185	l,m	17,135
Additional paid-in capital	120,555	19,115	80,107	l,m	219,777
Common stock acquired by benefit plans: unallocated common stock held by Employee Stock Ownership Plan Trust	—	(1,037)	1,037	k	—
Retained earnings	25,086	37,870	(47,301)	m,n,p	15,655
Accumulated other comprehensive loss, net of income tax	(5,305)	(1,285)	1,285	m	(5,305)

Total shareholders’ equity	153,146	54,681	40,312		248,139

Total liabilities and shareholders’ equity	$1,401,181	$474,060	$20,297		$1,895,538

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

Unaudited Pro Forma Combined Consolidated Statement of Income

For the six months ended June 30, 2018

(in thousands, except per share data)

	CapStar as reported	Athens as reported	Income Statement Reclassifications		Pro Forma Adjustments		Pro Forma Combined
Interest income:
Loans, including fees	$26,030	$8,814	$—		$134	x,z	$34,978
Securities:
Taxable	1,815	1,178	(605)	q	—		2,388
Tax-exempt	546	—	356	q	—		902
Federal funds sold	39	—	102	q	(102)	aa	39
Restricted equity securities	257	178	—		—		435
Interest-bearing deposits in financial institutions	411	—	147	q	—		558

Total interest income	29,098	10,170	—		32		39,300

Interest expense:
Deposits	5,547	919	—		(102)	aa	6,364
Federal funds purchased	1	1	—		—		2
Federal Home Loan Bank advances	1,117	—	—		—		1,117
Note payable to bank	—	9	—		(9)	z	—

Total interest expense	6,665	929	—		(111)		7,483

Net interest income	22,433	9,241	—		143		31,817
Provision for loan losses	846	90	—		—		936

Net interest income after provision for loan losses	21,587	9,151	—		143		30,881

Noninterest income:
Treasury management and other deposit service charges	829	1,293	(700)	r	—		1,422
Loan related fees	572	—	519	r	—		1,091
Net gain (loss) on sale of securities	3	—	—		—		3
Tri-Net fees	853	—	—		—		853
Mortgage banking income	2,695	—	563	r	—		3,258
Other noninterest income	902	2,164	(382)	r	—		2,684

Total noninterest income	5,854	3,457	—		—		9,311

Noninterest expense:
Salaries and employee benefits	12,598	4,290	—		—		16,888
Data processing and software	1,608	751	244	s	—		2,603
Professional fees	819	—	312	u	—		1,131
Occupancy	1,056	1,088	(590)	s,t	—		1,554
Equipment	1,141	—	346	t	—		1,487
Regulatory fees	436	—	150	u	—		586
Merger related expenses	335	—	315	u	—		650
Other operating	1,593	2,381	(777)	u	401	v,w	3,598

Total noninterest expense	19,586	8,510	—		401		28,497

Income before income taxes	7,855	4,098	—		(258)		11,695
Income tax expense (benefit)	1,148	963	—		(67)	y	2,044

Net income	$6,707	$3,135	$—		$(190)		$9,652

Per share information:
Basic net income per share of common stock	$0.57	$1.83	$—		$—		$0.57

Diluted net income per share of common stock	$0.52	$1.69	$—		$—		$0.52

Weighted average shares outstanding:
Basic	11,755,535	1,714,639	—		3,488,805		16,958,979

Diluted	13,021,744	1,849,813	—		3,792,441		18,663,998

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

Unaudited Pro Forma Combined Consolidated Statement of Income

For the year ended December 31, 2017

(in thousands, except per share data)

	CapStar as reported	Athens as reported	Income Statement Reclassifications		Pro Forma Adjustments		Pro Forma Combined
Interest income:
Loans, including fees	$45,601	$15,557	$—		$72	x,z	$61,230
Securities:
Taxable	3,682	2,047	(660)	q	—		5,069
Tax-exempt	1,244	—	458	q	—		1,702
Federal funds sold	41	—	106	q	—		147
Restricted equity securities	396	453	(286)		—		563
Interest-bearing deposits in financial institutions	551	—	382	q	(107)	aa	826

Total interest income	51,515	18,057	—		(35)		69,537

Interest expense:
Deposits	8,080	1,747	—		(107)	aa	9,720
Federal funds purchased	13	1	—		—		14
Federal Home Loan Bank advances	1,559	—	—		—		1,559
Note payable to bank	—	214	—		(214)	z	—

Total interest expense	9,652	1,962	—		(321)		11,293

Net interest income	41,863	16,095	—		286		58,244
Provision for loan losses	12,870	18			—		12,888

Net interest income after provision for loan losses	28,993	16,077	—		286		45,356

Noninterest income:
Treasury management and other deposit service charges	1,516	2,471	(1,350)	r	—		2,637
Loan fees	771	—	605	r	—		1,376
Net gain (loss) on sale of securities	(66)	—	—		—		(66)
Tri-Net fees	1,002	—	—		—		1,002
Mortgage banking income	6,238	—	987	r	—		7,225
Other noninterest income	1,447	4,161	(242)	r	—		5,366

Total noninterest income	10,908	6,632	—		—		17,540

Noninterest expense:
Salaries and employee benefits	20,400	9,025	—		—		29,425
Data processing and software	2,786	1,432	390	s	—		4,608
Professional fees	1,522	0	640	u	—		2,162
Occupancy	2,025	2,029	(1,059)	s,t	—		2,995
Equipment	2,071	0	669	t	—		2,740
Regulatory fees	1,111	0	308	u	—		1,419
Other operating	3,850	3,579	(948)	u	727	v,w	7,208

Total noninterest expense	33,765	16,065	—		727		50,557

Income before income taxes	6,136	6,644	—		(441)		12,339
Income tax expense (benefit)	4,635	2,513	—		(115)	y	7,033

Net income	$1,501	$4,131	$—		$(326)		$5,306

Per share information:
Basic net income per share of common stock	$0.13	$2.46	$—		$—		$0.32

Diluted net income per share of common stock	$0.12	$2.27	$—		$—		$0.29

Weighted average shares outstanding:
Basic	11,280,580	1,677,746	—		3,525,698		16,484,024

Diluted	12,803,511	1,820,142	—		3,819,315		18,442,968

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(all amounts are in thousands, except per share data, unless otherwise indicated)

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma combined balance sheet as of June 30, 2018 and the unaudited pro forma combined income statements for the year ended December 31, 2017 and the six months ended June 30, 2018 are based on the historical financial statements of CapStar and Athens after giving effect to the completion of the mergers and the assumptions and adjustments described in the accompanying notes. Such financial statements do not reflect cost savings or operating synergies expected to result from the mergers, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the three companies. Certain historical financial information has been reclassified to conform to the current presentation.

The transactions will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, a more reliable measure.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. Subsequent to the completion of the merger, CapStar and Athens will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2—Preliminary Estimated Acquisition Consideration

Under the terms of the Athens Merger Agreement, Athens shareholders will be entitled to receive 2.864 shares of CapStar common stock for each share of Athens common stock.

Based on Athens’s estimate of shares of Athens common stock outstanding as of June 30, 2018, the preliminary estimated acquisition consideration is as follows.

(dollars are in thousands, except per share data)
Total number of common shares as provided by Athens management	1,816,845

Total number of Athens common stock to exchange	1,816,845
Per share exchange ratio	2.864

Number of shares of CapStar common stock as exchanged	5,203,444
Multiplied by CapStar common stock price per share on June 30, 2018	$18.53

Estimated fair value of CapStar common stock issued (“Stock Consideration”)	$96,420

Calculated deal price per Athens share	$53.07

Total number of stock options outstanding as provided by Athens management to exchange	206,263

Stock options outstanding weighted average strike price as provided by Athens management	$14.26
Intrinsic value per stock option outstanding	$38.81

Estimated fair value of stock options rolled (“Rolled Stock Options Consideration”)	$8,005

Stock Consideration	$96,420
Rolled Stock Options Consideration	$8,005

Total Preliminary Estimated Acquisition Consideration	$104,425

Note 3—Preliminary Estimated Acquisition Consideration Allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of Athens based on their estimated fair values as of the closing of the merger. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the estimated acquisition consideration with regard to Athens is preliminary because the proposed merger has not yet been completed. The preliminary allocation is based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation unaudited pro forma adjustments will remain preliminary until CapStar management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the merger and will be based on the value of the CapStar common stock at the closing of the merger. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined consolidated financial statements.

The total preliminary estimated acquisition consideration as shown in the tables above is allocated to Athens’s tangible and intangible assets and liabilities as of June 30, 2018 based on their preliminary estimated fair values as follows.

Cash and cash equivalents	$33,000
Securities available-for-sale	69,311
Loans	338,168
Premises and equipment, net	12,323
Goodwill	44,589
Core deposit intangible	6,000
Other assets	21,913
Deposits	(412,269)
Other liabilities	(8,610)

Total preliminary estimated acquisition consideration	$104,425

Approximately $6,000 has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is allocated to core deposit intangibles.

Goodwill. Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the skill sets, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

Note 4—Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the merger been completed at the date indicated. Such information includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the merger.

The following unaudited pro forma adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities, and commitments which CapStar, as the acquirer, will acquire from Athens. The descriptions related to these preliminary adjustments are as follows.

Balance Sheet – the explanations and descriptions below are referenced to the June 30, 2018 Unaudited Pro Forma Combined Consolidated Balance Sheet on page 2.

Pro Forma Adjusting Entries (Balance Sheet):		Debit	Credit
a	Cash and due from banks		$10,232
a	Federal funds sold		11,283
a	Non-interest-bearing deposits	10,232
a	Interest-bearing deposits	11,283
b	Allowance for loan losses	4,019
c	Core deposit intangible		2,849
d	Core deposit intangible	6,000
e	Securities available-for-sale		172
f	Loans		4,019
g	Premises and equipment	4,500
h	Servicing asset (included in “other assets”)	1,000
i	Deferred tax asset (included in “other assets”)		1,824
j	Other liabilities		1,500
k	Common stock acquired by benefit plans: unallocated common stock held by Employee Stock Ownership Plan Trust		1,037
l	Common stock		5,203
l	Additional paid-in capital		99,222
m	Common stock	18
m	Additional paid-in capital	19,115
m	Retained earnings	37,870
m	Accumulated other comprehensive loss, net of income tax		1,285
n	Cash and due from banks		1,185
n	Retained earnings	1,185
o	Goodwill	44,589
p	Cash and due from banks		8,246
p	Retained earnings	8,246

a)	Elimination of deposits Athens holds at CapStar.
b)	Adjustment to allowance for loan losses to reflect the reversal of Athens’ allowance for loan losses.
c)	Remove Athens’ existing core deposit intangible.
d)	Adjustment to intangible assets to reflect the preliminary estimate of the core deposit intangible at the acquisition date.
e)	Adjust certain security investments to estimated fair value.
f)	Adjustment to loans to reflect the preliminary estimated fair value at acquisition date.
g)	Adjustment to real estate to reflect the preliminary estimated fair value at acquisition date.
h)	Adjustment to record the estimated fair value of Athens’ loan servicing portfolio at acquisition date.
i)	Adjustment to reflect the net deferred tax asset generated by the net fair value adjustments using an assumed effective tax rate equal to 26.14%.
j)	Adjustment to record the commitment payable to Athens Foundation.
k)	Remove Athens’ existing Employee Stock Ownership Plan loan payable.
l)

CapStar common shares issued to Athens’ shareholders representing the stock consideration and rolled stock option components of the total respective merger consideration. For the purposes of this pro-forma presentation, the value of a share of CapStar common stock was assumed to equal its closing price on June 30, 2018, the pro forma date, as reported by NASDAQ ($18.53 per share).

m)	To reflect the reversal of Athens’ equity.
n)

Represents Athens’ (seller) estimated merger expenses which is expected to be paid immediately prior to the merger closing date, net of the related tax benefit and the net effect on Athens’ retained earnings.

o)	Adjustment to reflect the preliminary estimated goodwill generated as a result of consideration paid in excess of the fair value of the net assets acquired.
p)	Represents CapStar’s (acquirer) estimated merger expenses, net of the related tax benefit and the net effect on retained earnings.

Income Statements – the explanations and descriptions below are referenced to the Unaudited Pro Forma Combined Consolidated Statements of Income for the six months ended June 30, 2018 and the year ended December 31, 2017 starting on page 3.

Income Statements – reclassifications

The following reclassifications adjusted Athens’ historical income statements to conform to CapStar’s historical income statements.

q)

Interest income—Securities and interest-bearing deposits in other banks has been reclassed to Interest Income—Securities-taxable, tax-exempt, federal funds sold and interest-bearing deposits in financial institutions to conform to CapStar’s historical income statement.

r)	Noninterest income has been reclassified to conform to CapStar’s historical income statement.
s)	Software expenses included in Athens’ Occupancy and equipment expense has been reclassified to Data processing and software to conform to CapStar’s historical income statement.
t)	Equipment expense included in Athens’ Occupancy and equipment expense has been reclassified to Equipment expense to conform to CapStar’s historical income statement.
u)

Professional fees, Regulatory fees and Merger related expenses included in Athens’ Other operating expenses has been reclassified to their respective categories to conform to CapStar’s historical income statement.

Income Statements – Pro Forma Adjustments

		Six Months Ended June 30, 2018
Pro Forma Adjusting Entries (Income Statement):		Debit	Credit
v	Remove amortization of existing CDI		$182
w	Amortization of new CDI	583
x	Preliminary estimate of loan interest accretion		143
y	Income tax benefit of pro-forma adjustments		67
z	Elimination of note payable to bank (ESOP) interest income/expense	9	9
aa	Elimination of intercompany income/expense	102	102

		Year Ended December 31, 2017
Pro Forma Adjusting Entries (Income Statement):		Debit	Credit
v	Remove amortization of existing CDI		$364
w	Amortization of new CDI	1,091
x	Preliminary estimate of loan interest accretion		286
y	Income tax benefit of pro-forma adjustments		115
z	Elimination of note payable to bank (ESOP) interest income/expense	214	214
aa	Elimination of intercompany income/expense	107	107

v)	Remove amortization expense of Athens’ existing core deposit intangible (“CDI”) asset.
w)

The preliminary estimate of CDI related to CapStar’s acquisition of Athens is expected to approximate $6,000 and will be amortized over a ten year period on an accelerated basis which is expected to produce approximately $583 of amortization expense during the first six months of operations.

x)

Represents the preliminary estimate of the first quarter’s interest income accretion related to the preliminary estimate of the fair value adjustment of the loans acquired pursuant to the merger. The total amount to be accreted in interest income over the estimated lives of the related loans is approximately $2 million.

y)	Adjustment to reflect the income tax provision of the Pro Forma Adjustments using 26.14% as the incremental effective tax rate.

z)	Adjustment to reflect the elimination of Athens’ Employee Stock Ownership Plan loan payable interest expense and the intercompany interest income for the loan held at CapStar during the period.
aa)	Elimination of intercompany income/expense related to Athens’ deposits held at CapStar.

Note 5—Earnings per Common Share

Unaudited pro forma earnings per common share for the six months ended June 30, 2018 and the year ended December 31, 2017 have been calculated using CapStar’s historic weighted average common shares outstanding plus the common shares assumed to be issued to Athens’ shareholders in each of their mergers.

The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the six months ended June 30, 2018 and the year ended December 31, 2017. In the table below, amounts are in thousands except for per share data.

	Six Months Ended June 30, 2018		Year Ended December 31, 2017
	Basic	Diluted	Basic	Diluted
Pro forma net income available to common shareholders	$9,652	$9,652	$5,306	$5,306
Weighted average common shares outstanding:
CapStar	11,755,535	13,021,744	11,280,580	12,803,511
Common shares issued to Athens	5,203,444	5,642,254	5,203,444	5,639,457

Pro forma	16,958,979	18,663,998	16,484,024	18,442,968

Pro forma net income per common share	$0.57	$0.52	$0.32	$0.29

Note 6—Merger Related Charges

CapStar’s preliminary estimated transaction expenses related to the Athens merger are approximately $8,494, net of tax. One-time merger related expenses of $248, net of tax have been included in the Unaudited Pro Forma Combined Consolidated Statement of Income. The remaining one-time merger related expenses of $8,246, net of tax have not been included in the Unaudited Pro Forma Combined Consolidated Statement of Income, as the pro forma adjustments do not give consideration to non-recurring items, the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the merger. These preliminary estimated merger transaction expenses are still being developed and will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies. The preliminary estimated pro forma presentation of CapStar’s merger transaction costs is in the following table.

Change in control and severance expenses	$5,920
System termination fees and system conversion expenses	1,880
Investment bankers, accounting, auditing and legal	3,200
Other related expenses	500

Total non-interest expense	11,500

Tax benefit	3,006

Net expense after tax benefit	$8,494